EXHIBIT 10.1

AGREEMENT AND PLAN OF MERGER

Exhibit A

AGREEMENT AND PLAN OF MERGER

by and among

Drayton Harbor Resources, Inc.,

Drayton Acquisition Sub, Inc.,

and

LED Power, Inc.

dated as of January 12, 2009

______________________________________________

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER (the “Agreement”), is made and entered into as of January 12, 2009, by and among Drayton Harbor Resources, Inc., a Nevada corporation (“Parent”), Drayton Acquisition Sub, Inc., a Nevada corporation and wholly owned subsidiary of Parent (“Merger Sub”), and LED Power, Inc., a Nevada corporation (the “Company”).  Certain other capitalized terms used in this Agreement are defined in Exhibit A attached hereto.

RECITALS

WHEREAS, the respective Boards of Directors of Parent, Merger Sub and the Company believe it is in the best interest of each company and their respective shareholders to consummate the business combination transaction provided for herein in which Merger Sub would merge with and into the Company (the “Merger”);

WHEREAS, the respective Boards of Directors of Parent, Merger Sub and the Company have approved this Agreement and the Merger, upon the terms and subject to the conditions set forth in this Agreement in accordance with the Nevada Revised Statutes (“NRS”) and their respective charter documents;

WHEREAS, it is intended that, for federal income tax purposes, the Merger will qualify as a reorganization under the provisions of Section 368(a) of the Code; and

WHEREAS, each of Parent, Merger Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the consummation thereof.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual promises, representations, warranties, covenants and agreements herein contained, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE 1

THE MERGER

1.1.           The Merger.  Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the NRS, Merger Sub shall be merged with and into the Company at the Effective Time of the Merger (as defined in Section 1.3).  Following the Merger, the separate corporate existence of Merger Sub shall cease, and the Company shall continue as the surviving corporation (the “Surviving Corporation”) and shall succeed to and assume all the rights, properties, liabilities and obligations of Merger Sub in accordance with the NRS.

1.2.           Closing.  The closing of the Merger (the “Closing”) shall take place at the offices of the Parent at the date and time on which the conditions to Closing set forth in Article 8 of this Agreement shall have been satisfied or waived by the appropriate party or at such time as the parties hereto agree.  The date on which the Closing actually occurs and the transactions contemplated hereby become effective is hereinafter referred to as the “Closing Date.”  At the time of the Closing, Parent, Merger Sub and the Company shall deliver the certificates and other documents and instruments required to be delivered hereunder.

1.3.           Effective Time of the Merger.  At the Closing, the parties hereto shall (a) cause an articles of merger substantially in the form of Exhibit B (the “Nevada Articles of Merger”) to be executed and filed with the Secretary of State of the State of Nevada, as provided in Section 92A.200 of the NRS, and (b) take all such other and further actions as may be required by the NRS or other applicable Law to make the Merger effective.  The Merger shall become effective as of the date and time of the filing of the Nevada Articles of Merger.  The date and time of such effectiveness are referred to herein as the “Effective Time.”

1.4.           Effects of the Merger.  Subject to the foregoing, the effects of the Merger shall be as provided in the applicable provisions of the NRS.

1.5.           Articles of Incorporation and Bylaws of the Surviving Corporation. The Articles of Incorporation of the Company as in effect immediately prior to the Effective Time and as amended by the Nevada Articles of Merger shall be the Articles of Incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or in accordance with applicable Law.  The Bylaws of the Company as in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation until thereafter changed or amended as provided therein or in accordance with applicable law.

1.6.           Directors and Officers.  The directors and officers of the Company immediately prior to the Effective Time shall be the directors and officers of the Surviving Corporation until their successors shall have been duly elected or appointed and qualified in accordance with applicable Law or until their earlier death, resignation or removal in accordance with the Surviving Corporation’s Articles of Incorporation and Bylaws.  Additionally, the sole director of the Company will be appointed to serve on the Board of Directors of the Parent.

ARTICLE 2

EFFECT OF THE MERGER ON THE CAPITAL STOCK
OF COMPANY AND MERGER SUB

2.1.           Effect on Capital Stock.  At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub or the Company:

  (a)          Capital Stock of Merger Sub.  Each issued and outstanding share of capital stock of Merger Sub shall by virtue of the Merger and without any action on the part of any holder thereof, be converted into one share of the Company’s common stock.  Such newly issued share shall thereafter constitute all of the issued and outstanding capital stock of the Surviving Corporation.

  (b)          Conversion of the Company Stock.  Subject to other provisions of this Article 2:

(i)           Each issued and outstanding share of the Company Stock immediately prior to the Effective Time (individually a “Share” and collectively the “Shares”), other than Shares held by the Company, shall, by virtue of the Merger, be converted automatically into the right to receive one share of the Parent’s Common Stock (the “Merger Consideration”) to be issued or exchanged in consideration therefor upon the surrender of such certificate in accordance with Section 2.2, without interest.

(ii)           Each Share and Common Stock issued and outstanding immediately prior to the Effective Time that is restricted or not fully vested shall upon such conversion have the same restrictions or vesting arrangements as were applicable to such shares prior to the conversion.

(iii)           The capitalization of the Company immediately prior to the Effective Time shall be set forth on a Merger Consideration certificate to be delivered by the Company to Merger Sub at Closing (the “Merger Consideration Certificate”).  Parent and Merger Sub shall be entitled to rely on the Merger Consideration Certificate in connection with issuance of the Merger Consideration pursuant to Section 2.2.

(iv)           At the Effective Time, each Share held by the Company as treasury stock or held by Merger Sub immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the Company, Merger Sub or the holder thereof, be canceled, retired and cease to exist, and no consideration shall be delivered with respect thereto.

2.2.          Surrender and Payment.

 (a)           Promptly after the Effective Time, the Surviving Corporation shall cause to be mailed to each holder of record of a certificate or certificates (the “Certificates”) which immediately prior to the Effective Time represented outstanding shares of Company Stock, whose shares were converted into the right to receive the Merger Consideration pursuant to Section 2.1(b), instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration.  Upon surrender of a Certificate for cancellation to the Parent or to such agent or agents as may be appointed by Parent, the holder of such Certificate shall be entitled to receive in exchange therefor the Merger Consideration, and the Certificate so surrendered shall forthwith be cancelled.  Until so surrendered, each Certificate will be deemed from and after the Effective Time, for all corporate purposes, to evidence the right to receive the Merger Consideration.

 (b)           If any portion of the Merger Consideration is to be paid to a Person other than the registered holder of the Shares represented by the Certificates surrendered in exchange therefor, it shall be a condition to such payment that the Certificates so surrendered shall be properly endorsed or otherwise be in proper form for transfer.

 (c)           If, after the Effective Time, Certificates are presented to the Surviving Corporation, they shall be canceled and exchanged for the Merger Consideration provided for, and in accordance with the procedures set forth, in this Article 2.

 (d)           Notwithstanding anything to the contrary in this Section 2.2, Parent shall not be liable to any holder of Shares for any amount paid to a public official pursuant to and in accordance with the requirements of applicable abandoned property, escheat or similar Laws.

2.3.          Additional Actions.  If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of Merger Sub or the Company or otherwise to carry out this Agreement, the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of Merger Sub and the Company, all such deeds, bills of sale, assignments and assurances and to take and do, in the name and on behalf of Merger Sub or the Company, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in the Surviving Corporation or otherwise carry out the transactions contemplated by this Agreement.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to Parent and Merger Sub that, except as set forth in the disclosure schedules delivered by the Company to Parent and Merger Sub (the “Company Disclosure Schedule”) which have been provided to Parent prior to the date hereof:

3.1.         Corporate Existence and Power.  The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Nevada, and has all corporate powers and authority and all governmental licenses, authorizations, permits, consents and approvals required to own, lease and operate its properties and to carry on its business as now conducted, except for those licenses, authorizations, permits, consents and approvals the absence of which would not, individually or in the aggregate, have a Material Adverse Effect on the Company.  The Company has heretofore delivered to Parent true and complete copies of the Company’s Articles of Incorporation and Bylaws as currently in effect.

3.2.         Subsidiaries.  The Company does not own, directly or indirectly, any equity or other ownership interest in any corporation, partnership, joint venture or other entity or enterprise.

3.3.         Corporate Authorization.

(a)           The execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby are within the Company’s corporate powers and have been duly authorized by all necessary corporate action.  This Agreement and the Merger have been duly authorized by all necessary corporate action of the Company in accordance with the NRS.

(b)           The Company’s Board of Directors, at a meeting duly called and held, has unanimously (i) determined that this Agreement and the transactions contemplated hereby (including the Merger) are fair to, and in the best interests of, its shareholders, and (ii) approved and adopted this Agreement and the transactions contemplated hereby (including the Merger), which approval satisfies in full any applicable requirements of the NRS.

(c)           This Agreement has been duly executed and delivered by the Company.  This Agreement constitutes, and the Transaction Documents to be executed and delivered by the Company will constitute, legal, valid and binding obligations of the Company, enforceable against the Company, as applicable, in accordance with their respective terms, except to the extent that its enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors rights generally or by general equitable principles.

3.4.         Governmental Authorization.  The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby require no action by or in respect of, or filing with, any governmental body, agency, official or authority, other than (a) the filing of the Nevada Articles of Merger and other documents in accordance with the NRS, and (b)  any other filings, approvals or authorizations which, if not obtained, would not, individually or in the aggregate, have a Material Adverse Effect on the Company or Materially impair the ability of the Company to consummate the transactions contemplated by this Agreement.

3.5.          Non-Contravention.  The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby do not and will not (i) contravene or conflict with the Articles of Incorporation or Bylaws of the Company, (ii) assuming compliance with the matters referred to in Section 3.4, contravene or conflict with or constitute a violation of any provision of any Law, judgment, injunction, order or decree binding upon or applicable to the Company, (iii) require the consent or other action of any Person under, constitute a Default under, or give rise to any right of termination, cancellation or acceleration of any right or obligation of the Company or to a loss of any benefit to which the Company is entitled under any provision of any Material agreement or other instrument binding upon the Company or any Material license, franchise, permit, certificate, approval or other similar authorization affecting, or relating in any way to, the assets or business of the Company, (iv) result in the creation or imposition of any Material Lien on any asset of the Company, except, in the case of clause (ii), for such matters as would not, individually or in the aggregate, have a Material Adverse Effect on the Company or Materially impair the ability of the Company to consummate the transactions contemplated by this Agreement.

3.6.         Compliance with Law and Other Instruments.

(a)           The Company holds all Material licenses, permits and authorizations necessary for the lawful conduct of its business as now being conducted pursuant to all applicable Laws of all governmental bodies, agencies and other authorities having jurisdiction over the Company or any part of its operations, and there are no violations or claimed violations by the Company, or action or proceeding pending against the Company of any such license, permit or authorization or any such Law.

(b)           The business of the Company has been and is being conducted in compliance with all applicable Laws, except for violations or failures to so comply that would not, individually or in the aggregate, have a Material Adverse Effect on the Company.  No investigation or review by any Regulatory Authority with respect to the Company is pending or threatened in writing.

3.7.         Capitalization.

(a)           The authorized capital stock of the Company consists of 100,000,000 shares of common stock.  As of the Closing Date, there were outstanding 9,000,000 shares of Company Stock.

(b)           All outstanding shares of Company Stock have been duly authorized and validly issued and are fully paid and nonassessable and free of preemptive rights.  The Company has provided a capitalization table to the Merger Sub as of the Closing Date.

(c)           All of the Company Stock was issued or granted in compliance with all applicable federal and state securities laws.

3.8.         Litigation.  There is no action, suit, investigation, audit or proceeding pending against, or to the Knowledge of the Company threatened against or affecting, the Company, its officers or directors or any of its properties before any court or arbitrator or any governmental body, agency or official.

3.9.         Taxes. The Company has prepared and timely filed with the appropriate governmental agencies all franchise, income and all other Tax returns and reports required to be filed on or before the Effective Time, taking into account any extension of time to file granted to or obtained on behalf of the Company.

3.10.       Interests in Real Property. The Company does not own any real property.  All real property leases to which the Company is a party are valid and in full force and effect and are valid and binding on the parties thereto, assuming enforceability as to the parties other than the Company, and the Company is not in Default of any Material provision thereof.

3.11.       Personal Property.  The Company has good and marketable title, free and clear of all title defects, security interests, pledges, options, claims, liens, encumbrances and restrictions of any nature whatsoever to all inventory and receivables and to any item of machinery, equipment, or tangible personal property used in the business by the Company.

3.12.       Patents, Intellectual Property; Software.

(a)           The Company owns or possesses legally enforceable rights to use, all Intellectual Property Material to the operation of the business of the Company as currently conducted, or to products or services currently under development by the Company (collectively, “Material Intellectual Property”), and has the right to use, license, sublicense or assign the same without Material liability to, or any requirement of consent from, any other Person or party. All Material Intellectual Property is either owned by the Company free and clear of all Liens or is used pursuant to a license agreement; each such license agreement is valid and enforceable and in full force and effect; the Company is not in Material Default thereunder; and to the Knowledge of the Company, no corresponding licensor is in Material Default thereunder.

(b)           The Company has the right to use, pursuant to valid licenses, all software development tools, library functions, compilers, and all other Third Party Software that are used in the operation of the Company or to create, modify, compile, operate or support any Software that is Material Intellectual Property or is incorporated into any Product.

3.13.       Contracts. The Company has provided copies of all Material Contracts to Merger Sub. With respect to each such Contract:  (i) the Company is not in breach or Default, and no event has occurred or circumstances exist which (with or without notice or lapse of time or both) could reasonably be expected to constitute a material breach or Default of, or permit termination, modification or acceleration under, the Contract; (ii) no party has repudiated any provision of the Contract; (iii) the Contract is legally valid and binding and is enforceable in accordance with its terms against the Company and, to the Knowledge of the Company, any other parties thereto, except that (A) such enforcement may be subject to any bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other Laws, now or hereafter in effect, relating to or limiting creditors’ rights generally and (B) the remedy of specific performance and injunctive and other forms of equitable relief, may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought; and (iv) the Company has not given to, or received from any other Person, any notice or other communication regarding any actual or alleged violation or breach thereof or Default thereunder.

3.14.       Full Disclosure.  All of the representations and warranties made by the Company in this Agreement, and all statements set forth in the certificates delivered by the Company at the Closing pursuant to this Agreement, are true, correct and complete in all Material respects and do not contain any untrue statement of a Material fact or omit to state any Material fact necessary in order to make such representations, warranties or statements, in light of the circumstances under which they were made, misleading. The copies of all documents furnished by the Company pursuant to the terms of this Agreement are complete and accurate copies of the original documents.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

Parent and Merger Sub, jointly and severally, represent and warrant to the Company that, except as set forth in Parent Disclosure Schedule:

4.1.         Corporate Existence and Power.  Each of Parent and Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation.  Each of Parent and Merger Sub has all requisite corporate powers and authority and all governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted, except for those licenses, authorizations, permits, consents and approvals the absence of which would not, individually or in the aggregate, have a Material Adverse Effect on Parent. Parent has heretofore delivered to the Company true and complete copies of the Certificate of Incorporation and Bylaws, as currently in effect, for each of Parent and Merger Sub.

4.2.         Corporate Authorization.

(a)           The execution, delivery and performance by each of Parent and Merger Sub of this Agreement and the Transaction Documents and the consummation of the transactions contemplated hereby and thereby are within the corporate powers of each of Parent and Merger Sub, and have been duly authorized by all necessary corporate action.

(b)           The board of directors of each of Parent and Merger Sub, at a meeting duly called and held, have each (i) determined that this Agreement and the Transaction Documents and the transactions contemplated hereby and thereby (including the Merger) are in the best interests of their respective shareholders, and (ii) approved and adopted this Agreement and the Transaction Documents and the transactions contemplated hereby and thereby (including the Merger), which approval satisfies in full any applicable requirements of the NRS.

(c)           This Agreement has been duly executed and delivered by Parent and Merger Sub.  This Agreement constitutes, and the Transaction Documents to be executed and delivered will constitute legal, valid and binding obligations of Parent and Merger Sub, enforceable against Parent and Merger Sub, as applicable, in accordance with their respective terms, except to the extent that its enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other Laws affecting the enforcement of creditors rights generally or by general equitable principles.

4.3.         Consents and Approvals; No Violations.  Assuming the truth and accuracy of the Company’s representations and warranties contained in Section 3.4, except for the filing of the Articles of Merger with the Secretary of State of the State of Nevada, no filing with or notice to, and no permit, authorization, consent or approval of, any Governmental Entity is necessary for the execution and delivery by Parent or Merger Sub of this Agreement or the consummation by Parent or Merger Sub of the transactions contemplated hereby, except where the failure to obtain such permits, authorizations, consents or approvals or to make such filings or give such notice would not have a Material Adverse Effect on the ability of Parent or Merger Sub to consummate the Merger.  Neither the execution, delivery and performance of this Agreement by Parent or Merger Sub nor the consummation by Parent or Merger Sub of the transactions contemplated hereby will (a) conflict with or result in any breach of any provision of the respective Articles of Incorporation or Bylaws (or similar governing documents) of Parent or Merger Sub, (b) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a Default under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which Parent or Merger Sub is a party or by which any of them or any of their respective properties or assets may be bound or (c) violate any order, writ, injunction, decree or Law applicable to Parent or Merger Sub or any of Parent’s subsidiaries or any of their respective properties or assets, except in the case of (b) or (c) for violations, breaches or Defaults which would not have a Material Adverse Effect on the ability of Parent or Merger Sub to consummate the Merger.

4.4.         No Prior Activities.  Except for obligations incurred in connection with its incorporation or the negotiation and consummation of this Agreement and the transactions contemplated hereby, Merger Sub has neither incurred any obligation or liability or engaged in any business or activity of any type or kind whatsoever or entered into any agreement or arrangement with any person or entity.

ARTICLE 5

COVENANTS OF THE COMPANY

5.1.         Conduct of the Company Business.  Prior to the Closing Date, except with the prior written consent of Parent or as expressly contemplated by this Agreement, the Company shall:

(a)           conduct its business in substantially the same manner as presently being conducted and refrain from entering into any transaction or Contract other than in the ordinary course of business and consistent with past practices; and not make any Material change in its methods of management, marketing, accounting, or operations;

(b)           obtain approval from Parent prior to undertaking any Material new business opportunity outside the ordinary course of business;

(c)           confer at the request of Parent with one or more designated representatives of Parent to report Material operational matters and to report the general status of ongoing business operations;

(d)           notify Parent of any governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated), adjudicatory proceedings or submissions involving any Material property or other Material Assets;

(e)           not (i) grant of any severance or termination pay to any current or former director, officer or employee of the Company, (ii) enter into of any employment, deferred compensation or other similar agreement (or any amendment to any such existing agreement) with any current or former director, officer or employee of the Company, (iii) increase in benefits payable under any existing severance or termination pay policies or employment agreements, (iv) increase in compensation, bonus or other benefits payable or otherwise made available to current or former directors, officers or employees of the Company (other than in the ordinary course of business salary increases for employees other than officers and directors), (v)  declare or pay of any bonuses or year-end payments to any current or former directors, officers or employees of the Company, or (vi) establish, adopt, or amend (except as required by applicable Law), any collective bargaining, bonus, profit sharing, thrift, pension, retirement, deferred compensation, compensation, stock option, restricted stock or other benefit plan or arrangement covering any current or former director, officer or employee of the Company;

(f)           except in the ordinary course of business and consistent with past practices, not (i) create or incur any indebtedness (or, even if in the ordinary course of business, not in excess of $50,000 in the aggregate), or (ii) release or create any Liens of any nature whatsoever except for Permitted Liens;

(g)           except in the ordinary course of business and, even if in the ordinary course of business, then not in an amount to exceed $25,000 individually or $50,000 in the aggregate, not make or commit to make any capital expenditure, or enter into any lease of capital equipment as lessee or lessor;

(h)           pay, prepay or discharge any liability other than in the ordinary course of business or fail to pay any liability when due;

(i)           write-off or write-down any assets of the Company;

(j)           not amend the Articles of Incorporation, Bylaws or other governing instruments of the Company, except as contemplated by this Agreement;

(k)           not make any changes in its accounting methods or practices or revalue its Assets, except for (i) those changes required by GAAP, and (ii) changes in its tax accounting methods or practices that may be necessitated by changes in applicable Tax laws;

(l)           not issue, sell, pledge, encumber, authorize the issuance of, enter into any Contract to issue, sell, pledge, encumber, or authorize the issuance of, or otherwise permit to become outstanding, any additional shares of the Company Stock;

(m)           not sell or otherwise dispose of any Material Asset or make any Material commitment relating to its Assets other than in the ordinary course of business or enter into or terminate any lease of real property other than in the ordinary course of business;

(n)           not purchase or redeem, or agree to purchase or redeem, any security of the Company (including any share of Company Stock);

(o)           not transfer or license to any Person or otherwise extend, amend or modify any rights to the Intellectual Property of the Company, other than in the ordinary course of business consistent with past practice;

(p)           not (i) enter into any new Material Contract, other than in the ordinary course of business consistent with past practices, or (ii) Materially modify, amend or terminate any Material Contract to which the Company is a party or waive, release, or assign any Material rights or claims thereunder, in any such case in a manner Materially adverse to Parent;

(q)           not take any actions that would make any representation and warranty of the Company hereunder inaccurate in any Material respect at the Effective Time; or

(r)           authorize any, or commit or agree to take any of, the foregoing actions.

5.2.         Satisfaction of Conditions Precedent.  During the term of this Agreement, the Company will use its commercially reasonable best efforts to satisfy or cause to be satisfied all the conditions precedent that are set forth in Article 8, and the Company will use its commercially reasonable best efforts to cause the Merger and the other transactions contemplated by this Agreement to be consummated.

5.3.         Notification of Certain Matters.  The Company shall give prompt notice to Parent of (i) the occurrence or non-occurrence of any event the occurrence or non-occurrence of which would cause any the Company representation or warranty contained in this Agreement to be untrue or inaccurate at or prior to the Effective Time and (ii) any failure of the Company to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 5.3 shall not limit or otherwise affect the remedies available hereunder to Parent.

ARTICLE 6

COVENANTS OF PARENT

6.1.         Obligations of Merger Sub.  Parent shall take all action necessary to cause Merger Sub to perform its obligations under this Agreement and to consummate the Merger on the terms and conditions set forth in this Agreement.

6.2.         Notification of Certain Matters.  Parent shall give prompt notice to the Company of (i) the occurrence or non-occurrence of any event the occurrence or non-occurrence of which would cause any Parent representation or warranty contained in this Agreement to be untrue or inaccurate at or prior to the Effective Time and (ii) any failure of Parent to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 6.2 shall not limit or otherwise affect the remedies available hereunder to the Company.

6.3.         Satisfaction of Conditions Precedent.  During the term of this Agreement, Parent will use its commercially reasonable best efforts to satisfy or cause to be satisfied all the conditions precedent that are set forth in Article 8, and Parent will use its commercially reasonable best efforts to cause the Merger and the other transactions contemplated by this Agreement to be consummated.

6.4.         Board Appointment.  At the Closing, the Parent shall appoint Robert Jennings to serve on the Board of Directors of the Parent.

ARTICLE 7

COVENANTS OF PARENT AND THE COMPANY

7.1.         Notices of Certain Events.  The Company and Parent shall promptly notify the other party of:

(a)           any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement;

(b)           any notice or other communication from any governmental or regulatory agency in connection with the transactions contemplated by this Agreement; and

(c)           any actions, suits, claims, investigations or proceedings commenced or, to its knowledge, threatened against, relating to or involving or otherwise affecting such party that, if pending on the date of this Agreement, would have been required to be disclosed pursuant to Articles 3 or 4 or that relate to the consummation of the transactions contemplated by this Agreement or any other development causing a breach of any representation or warranty made by a party hereunder.  Delivery of notice pursuant to this Section 7.1 shall not limit or otherwise affect remedies available to either party hereunder.

7.2.         Reasonable Efforts. The parties further agree to use commercially reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement, including (A) the obtaining of all other necessary actions or nonactions, waivers, consents, licenses, permits, authorizations, orders and approvals from governmental authorities and the making of all other necessary registrations and filings, (B) the obtaining of all consents, approvals or waivers from third parties related to or required in connection with the Merger that are necessary to consummate the Merger and the transactions contemplated by this Agreement or required to prevent a Material Adverse Effect on the Company from occurring prior to or after the Effective Time, (C) the satisfaction of all conditions precedent to the parties’ obligations hereunder, and (D) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement.  Notwithstanding the foregoing or any other provision of this Agreement, nothing in this Section 7.2 shall limit a party’s right to terminate this Agreement pursuant to Section 9.1, so long as such party has up to then complied with its obligations under this Section 7.2.

ARTICLE 8

CONDITIONS TO MERGER

8.1.         Condition to Obligation of Each Party to Effect the Merger. The respective obligations of Parent, Merger Sub and the Company to consummate the transactions contemplated herein are subject to the satisfaction or waiver in writing at or prior to the Effective Time of the following conditions.

(a)           No Injunctions.  No temporary restraining order, preliminary or permanent injunction issued by any court of competent jurisdiction preventing the consummation of the transactions contemplated herein shall be in effect; provided, however, that each party shall have used its commercially reasonable best efforts to prevent the entry of such orders or injunctions and to appeal as promptly as possible any such orders or injunctions and to appeal as promptly as possible any such orders or injunctions that may be entered.

(b)           Company Shareholder Approval.  This Agreement and the Merger shall have been approved and adopted by the requisite vote of the Company and the Company’s shareholders in accordance with the Company’s Articles of Incorporation and the NRS.

8.2.         Additional Conditions to Obligations of Parent and Merger Sub.  The obligations of Parent and the Merger Sub to consummate the transactions contemplated herein are also subject to the satisfaction or waiver in writing at or prior to the Effective Time of the following conditions.

(a)           Representations and Warranties.  The representations and warranties of the Company contained in this Agreement shall be true and correct on and as of the Effective Time with the same force and effect as if made on and as of the Effective Time.

(b)           Agreements and Covenants.  The Company shall have performed or complied with all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Effective Time.

(c)           Consents Obtained.  All consents, waivers, approvals, authorizations or orders required to be obtained, and all filings required to be made, by the Company for the authorization, execution and delivery of this Agreement and the consummation by it of the transactions contemplated hereby shall have been obtained and made by the Company except for such consents, waivers, approvals, authorizations and orders, which if not obtained, and such filings, which if not made, would not be reasonably likely to have a Material Adverse Effect on the Company or the Surviving Corporation.

(d)           Absence of Material Adverse Effect.  Since the date of the this Agreement, there shall not have been any Material Adverse Effect on the Company, other than any change that shall result from general economic conditions or conditions generally affecting the industry in which the Company conducts operations.

8.3.         Additional Conditions to Obligations of the Company.  The obligations of the Company to consummate the transactions contemplated herein are also subject to the satisfaction or waiver in writing at or prior to the Effective Time of the following conditions.

(a)           Representations and Warranties.  The representations and warranties of Parent and Merger Sub contained in this Agreement shall be true and correct in all respects on and as of the Effective Time, with the same force and effect as if made on and as of the Effective Time.

(b)           Agreements and Covenants.  Parent and Merger Sub shall have performed or complied with all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Closing.

ARTICLE 9

TERMINATION

9.1.         Termination.  This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of the Merger by the shareholders of the Company:

(a)           by mutual written agreement duly authorized by the Boards of Directors of the Company and Parent;

(b)           by either party, if the other party has breached any representation, warranty, covenant or agreement of such other party set forth in this Agreement and such breach has resulted or can reasonably be expected to result in a Material Adverse Effect on the Company or would prevent or materially delay the consummation of the Merger;

(c)           by either party if the required approval of the shareholders of the Company shall not have been obtained by reason of the failure to obtain the required vote; or

(d)           by either party, if a permanent injunction or other order by any Federal or state court which would make illegal or otherwise restrain or prohibit the consummation of the Merger shall have been issued and shall have become final and nonappealable.

9.2.         Notice of Termination.  Any termination of this Agreement under Section 9.1 above will be effective by the delivery of written notice of the terminating party to the other party hereto.

9.3.         Effect of Termination.  In the case of any termination of this Agreement as provided in this Section 9, this Agreement shall be of no further force and effect and nothing herein shall relieve any party from liability for any breach of this Agreement.

ARTICLE 10

SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS

All representations, warranties and covenants of the parties contained in this Agreement will remain operative and in full force and effect, regardless of any investigation made by or on behalf of the parties to this Agreement, until the date that is the first anniversary of the Closing Date, whereupon such representations, warranties and covenants will expire (except for covenants that by their terms survive for a longer period).

ARTICLE 11

GENERAL PROVISIONS

11.1.        Notices.  All notices required or permitted hereunder shall be in writing and shall be deemed effectively given:  (a) upon personal delivery to the party to be notified; (b) when sent by confirmed facsimile if sent during normal business hours of the recipient, if not, then on the next business day; (c) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (d) two days after deposit with a nationally recognized overnight courier, specifying two day delivery, with written verification of receipt.  All communications shall be sent to the parties at the following addresses or facsimile numbers specified below (or at such other address or facsimile number for a party as shall be designated by ten days advance written notice to the other parties hereto):

(a)	If to Parent or Merger Sub:

Drayton Harbor Resources, Inc.
104 Swallow Hill Drive
Barnstable, MA 02630
Attn: President
Ph: 508-362-4420
Fax: 508-362-4420

(b)	If to the Company:

LED Power, Inc.
711 Osborne Street
Vista, CA  92084
Attn: President
Ph:  619-246-2495

11.2.        Amendment.  To the extent permitted by Law, this Agreement may be amended by a subsequent writing signed by each of the parties upon the approval of the Boards of Directors of each of the parties, whether before or after any shareholder approval of the issuance of the Merger Consideration has been obtained; provided, that after any such approval by the holders of Shares, there shall be made no amendment that pursuant to the NRS requires further approval by such shareholders without the further approval of such shareholders.

11.3.        Waiver.  At any time prior to the Closing, any party hereto may with respect to any other party hereto (a) extend the time for performance of any of the obligations or other acts, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, or (c) waive compliance with any of the agreements or conditions contained herein.  Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.

11.4.        Failure or Indulgence Not Waiver; Remedies Cumulative.  No failure or delay on the part of any party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other rights.  Except as otherwise provided hereunder, all rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

11.5.        Headings.  The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

11.6.        Severability.  If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party.  Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible, in a mutually acceptable manner, to the end that transactions contemplated hereby are fulfilled to the extent possible.

11.7.        Entire Agreement.  This Agreement and the exhibits and schedules attached hereto and thereto and the certificates referenced herein, constitutes the entire agreement and supersedes all prior agreements and undertakings both oral and written, among the parties, or any of them, with respect to the subject matter hereof and, except as otherwise expressly provided herein.

11.8.        Assignment.  No party may assign this Agreement or assign its respective rights or delegate their duties (by operation of Law or otherwise), without the prior written consent of the other party.  This Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

11.9.        Parties In Interest.  This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, including, without limitation, by way of subrogation.

11.10.        Governing Law.  This Agreement will be governed by, and construed and enforced in accordance with the laws of the State of Nevada as applied to contracts that are executed and performed in Nevada, without regard to the principles of conflicts of law thereof.

11.11.        Counterparts.  This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.  This Agreement shall become effective when counterparts have been signed by each of the parties and delivered by facsimile or other means to the other party.  Any party who delivers a signature page via facsimile agrees to later deliver an original counterpart to all other parties.

[Remainder of Page Intentionally Left Blank; Signature Page to Follow]

IN WITNESS WHEREOF, the parties have caused this Agreement and Plan of Merger to be executed as of the date first written above by their respective officers thereunto duly authorized.

DRAYTON HARBOR RESOURCES, INC., a Nevada corporation

By:
Name:	John Lennon
Title:	President

DRAYTON ACQUISITION SUB, INC., a Nevada corporation

By:
Name:	John Lennon
Title:	Director

LED POWER, INC., a Nevada corporation

By:
Name:	Robert Jennings
Title:	President

EXHIBIT A

CERTAIN DEFINITIONS

The following terms, as used in the Purchase Agreement, have the following meanings:

“Affiliate” shall mean with respect to any Person, any individual, corporation, partnership, firm, joint venture, limited liability company, association, joint-stock company, trust, unincorporated organization or Governmental Entity, or other Person directly or indirectly controlling, controlled by or under common control with such Person, including all officers and directors of such Person.

“Assets” of a Person shall mean all of the assets, properties, businesses and rights of such Person of every kind, nature, character and description, whether real, personal or mixed, tangible or intangible, accrued or contingent, or otherwise relating to or utilized in such Person’s business, directly or indirectly, in whole or in part, whether or not carried on the books and records of such Person, and whether or not owned in the name of such Person or any Affiliate of such Person and wherever located.

“Code” means the Internal Revenue Code of 1986, as amended.

“Company Disclosure Schedule” shall mean the written disclosure schedule delivered on or prior to the date hereof by the Company to Parent that is arranged in paragraphs corresponding to the numbered and lettered paragraphs corresponding to the numbered and lettered paragraphs contained in the Agreement.

“Company Stock” shall mean the common stock of the Company.

“Contract” means any written or oral agreement, arrangement, commitment, contract, indenture, instrument, lease, obligation, plan, restriction, understanding or undertaking of any kind or character, or other document to which any Person is a party or by which such Person is bound or affecting such Person’s capital stock, Assets or business.

“Default” shall mean (i) any breach or violation of or default under any Contract, Order or Permit, (ii) any occurrence of any event that with the passage of time or the giving of notice or both would constitute a breach or violation of or default under any Contract, Order or Permit, or (iii) any occurrence of any event that with or without the passage of time or the giving of notice would give rise to a right to terminate or revoke, change the current terms of, or renegotiate, or to accelerate, increase, or impose any liability under, any Contract, Order or Permit.

“FINRA” means Financial Industry Regulatory Authority.

“Governmental Entity” shall mean any government or any agency, bureau, board, directorate, commission, court, department, official, political subdivision, tribunal, or other instrumentality of any government, whether federal, state or local, domestic or foreign.

“Intellectual Property” shall mean all rights, privileges and priorities provided under applicable Law relating to intellectual property, whether registered or unregistered, including without limitation all (i) (a) inventions, discoveries, processes, formulae, designs, methods, techniques, procedures, concepts, developments, technology, mask works, new and useful improvements thereof and know-how relating thereto, whether or not patented or eligible for patent protection; (b) copyrights and copyrightable works, including computer applications, programs, products, Software, databases and related items; (c) trademarks, service marks, trade names, brand names, product names, corporate names, logos and trade dress, the goodwill of any business symbolized thereby, and all common-law rights relating thereto; and (d) trade secrets, proprietary data and other confidential information; and (ii) all registrations, applications, recordings, and licenses or other similar agreements related to the foregoing.

“Knowledge” means the actual knowledge of the officers of a party, and knowledge that a reasonable person in such capacity should have after due inquiry.

 “Law” shall mean any code, law, ordinance, regulation, reporting or licensing requirement, rule, or statute applicable to a Person or its Assets, liabilities or business, including those promulgated, interpreted or enforced by any Regulatory Authority.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect to such asset.

“Material” and “Materially” for purposes of this Agreement shall be determined in light of the facts and circumstances of the matter in question; provided that any specific monetary amount stated in this Agreement shall determine materiality in that instance.

“Material Adverse Effect” means, with respect to any Person, a Material adverse effect on the condition (financial or otherwise), business, assets, liabilities or the reported or future results or prospects of such Person and its subsidiaries taken as a whole.

“Order” shall mean any administrative decision or award, decree, injunction, judgment, order, quasi-judicial decision or award, ruling, or writ of any federal, state, local or foreign or other court, arbitrator, mediator, tribunal, administrative agency or Regulatory Authority.

“Parent Common Stock” shall mean the common stock of the Parent.

“Parent Disclosure Schedule” shall mean the written disclosure schedule delivered on or prior to the date hereof by Parent to the Company that is arranged in paragraphs corresponding to the numbered and lettered paragraphs corresponding to the numbered and lettered paragraphs contained in the Agreement.

“Person” means an individual, a corporation, a partnership, an association, a trust, a limited liability company or any other entity or organization, including a government or political subdivision or any agency or instrumentality thereof.

“Permit” shall mean any federal, state, local, and foreign governmental approval, authorization, certificate, consent, easement, filing, franchise, letter of good standing, license, notice, permit, qualification, registration or right of or from any Governmental Entity (or any extension, modification, amendment or waiver of any of these) to which any Person is a party or that is or may be binding upon or inure to the benefit of any Person or its securities, Assets or business, or any notice, statement, filing or other communication to be filed with or delivered to any Governmental Entity.

“Permitted Liens” shall mean (a) Liens for taxes and assessments or governmental charges or levies not at the time due or in respect of which the validity thereof shall currently be contested in good faith by appropriate proceedings; (b) Liens in respect of pledges or deposits under workers’ compensation laws or similar legislation, carriers’, warehousemen’s, mechanics’, laborers’ and materialmen’s and similar Liens, if the obligations secured by such Liens are not then delinquent or are being contested in good faith by appropriate proceedings; and (c) Liens incidental to the conduct of the business of the Company which were not incurred in connection with the borrowing of money or the obtaining of advances or credits and which do not in the aggregate Materially detract from the value of its property or Materially impair the use thereof in the operation of its business.

“Regulatory Authorities” shall mean, collectively, the Federal Trade Commission, the United States Department of Justice, and all foreign, federal, state and local regulatory agencies and other Governmental Entities or bodies having jurisdiction over the parties and their respective Assets, employees, businesses and/or subsidiaries, including the FINRA and the Securities and Exchange Commission.

“Software” means and includes all computer programs, whether in source code, object code or other form (including without limitation any embedded in or otherwise constituting part of a computer hardware device), algorithms, edit controls, methodologies, applications, flow charts and any and all systems documentation (including, but not limited to, data entry and data processing procedures, report generation and quality control procedures), logic and designs for all programs, and file layouts and written narratives of all procedures used in the coding or maintenance of the foregoing.

“Tax” or “Taxes” shall mean all United States federal, state, provincial, local or foreign taxes and any other applicable duties, levies, fees, charges and assessments that are in the nature of a tax, including income, gross receipts, property, sales, use, license, excise, franchise, ad valorem, value-added, transfer, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Section 59A of the Code), customs, capital stock, real property, personal property, alternative or add-on minimum, estimated, social security payments, and health taxes and any deductibles relating to wages, salaries and benefits and payments to subcontractors, together with all interest, penalties and additions imposed with respect to such amounts.

“Third Party Software” means Software licensed or leased to the Company or its subsidiaries by third parties, including commonly available “shrink wrap” software copyrighted by third parties.

“Transaction Documents” means the Agreement and any other document executed and delivered pursuant hereto together with any exhibits or schedules to such documents.

EXHIBIT B

NEVADA ARTICLES OF MERGER

Exhibit B